UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2004

CINERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-11377	31-1385023
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

139 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 421-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 9, 2004, the Board of Directors (the “Board”) of Cinergy Corp. (“Cinergy”), upon recommendation of the Corporate Governance Committee, approved by unanimous vote the payment of a Lead Director annual retainer in the amount of $5,000, as well as annual retainers of $8,500 to serve on a committee of the Board and to chair a committee of the Board.  Effective January 1, 2005, the fees paid to Cinergy’s non-employee Directors will consist of:

Type of Fee	Amount
Annual Board Retainer	$60,000 (payable 50% each in cash and stock)
Annual Committee Retainer	$8,500
Annual Committee Chair Retainer	$8,500
Annual Lead Director Retainer	$5,000
Board Meeting Attendance	$2,000 ($1,250 if attended by conference call)
Committee Meeting Attendance	$2,000 ($1,250 if attended by conference call)
Annual Equity Award	450 units of Cinergy common stock

In addition, when a non-employee Director is first elected to the Board, he or she is granted a non-qualified stock option to purchase 12,500 shares of Cinergy common stock.  Cinergy also reimburses all non-employee Directors for expenses incurred to attend and participate at Board and Committee meetings.

Item 9.01.  Financial Statements and Exhibits

(c)          Exhibits

The documents below are being filed on behalf of Cinergy.

Exhibit No.	Registrant	Description of Document

10-aaaa	Cinergy	Stock Award Agreement by and between Cinergy and a member of its Board of Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINERGY CORP.

Dated: December 10, 2004	By	/s/ MARC E. MANLY
Name: Marc E. Manly Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.		Description

10-aaaa	Cinergy	Stock Award Agreement by and between Cinergy and a member of its Board of Directors.